                                                                  Exhibit F.13.1
                           CONSENT AND THIRD AMENDMENT
                               TO CREDIT AGREEMENT

         THIS CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of September 5, 2001 (this "Agreement"), is by and among MCG FINANCE CORPORATION, a Delaware corporation ("Borrower"), HELLER FINANCIAL, INC., a Delaware corporation, as agent ("Agent") under and as defined in the Credit Agreement defined below, M. CREDIT INC. f/k/a Transamerica Business Credit Corporation, a Delaware corporation, THE BANK OF NOVA SCOTIA, FLEET CAPITAL CORPORATION, FOOTHILL CAPITAL CORPORATION, PNC BANK, N.A. and the NATIONAL BANK OF CANADA, each as a "Lender" under such Credit Agreement.

                              W I T N E S S E T H:

         WHEREAS, Borrower, Agent and Lenders are parties to that certain Credit Agreement dated as of June 24, 1998, as amended by that certain Amendment to Credit Agreement dated as of September 1, 1998, and as further amended by that certain Second Amendment to Credit Agreement dated as of October 1, 1999 (as so amended and hereafter amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used but not otherwise defined herein shall have the definitions provided therefor in the Credit Agreement) and to certain other documents executed in connection with the Credit Agreement;

         WHEREAS, MCG Capital Corporation, f/k/a MCG Credit Corporation, a Delaware corporation (the "Company"), owns all of the issued and outstanding capital stock of Borrower;

         WHEREAS, the Company intends to engage in an initial public offering of its capital stock (the "IPO") pursuant to and in accordance with that certain Form N2 Registration Statement filed with the Securities and Exchange Commission on July 5, 2001 (as amended on or about September 5, 2001) and in connection therewith desires to register as a regulated "investment company" as defined in and under the Investment Company Act of 1940;

         WHEREAS, in connection with or as a result of the IPO, and to comply with certain regulatory requirements associated with the conversion of the Company into a regulated investment company as contemplated thereunder, the Company desires to terminate that certain Stockholders' Agreement dated as of June 24, 1998 (as heretofore amended, supplemented and in effect, the "Stockholders Agreement") among the Company, the Goldman Group and certain of the other stockholders of the Company, as identified on the signature pages thereof and anticipates that the Goldman Group's ownership and control of the Class C Common Stock of the Company shall become less than 25% of the total issued and outstanding shares of such stock;

         WHEREAS, Borrower has requested that Agent and Lenders (i) consent to the election of the Company to be treated as an investment company as aforesaid, and (ii) amend the Credit Agreement to permit the termination of the Stockholders' Agreement and to permit the dilution of the Goldman Group's equity holdings in the Company to as low as 15% (collectively, the "Requested Modifications"); and

         NOW, THEREFORE, in consideration of the foregoing premises (which are incorporated herein by this reference thereto), to induce Lenders to consent to the modifications set forth below, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Consent. Effective upon satisfaction of the conditions precedent set
            -------
forth in Section 4 below, and in reliance upon the representations and warranties of the Borrower set forth in the Credit Agreement and in this Agreement, Agent and Lenders each consent to the conversion of the Company into a business development company and/or other form of an investment company under the Investment Company Act of 1940 notwithstanding the provisions of the Credit Agreement to the contrary, including, without limitation Section 5.13 thereof, which provision is hereby waived to the extent, and only to the extent, the same may be construed to prohibit the foregoing transaction.

         2. Amendments to the Credit Agreement. Effective upon satisfaction of
            ----------------------------------
the conditions precedent set forth in Section 4 below, and in reliance upon the representations and warranties of Borrower and Subsidiaries set forth in the Loan Documents and in this Agreement, the Credit Agreement is hereby amended by deleting Subsection 6.1(R) in its entirety and substituting the following new subsection 6.1(R) therefor:

            "(R) Change in Control. (1) Prior to an initial public offering among the Company, the Goldman Group and certain of the other stockholders of the Company, as identified on the signature pages thereof, as in effect as of the Closing Date), the Goldman Group ceases to beneficially own and control, directly or indirectly, free and clear of all Liens, at least forty percent (40%) of the issued and outstanding shares of Class A Common Stock, par value $.01 per share, of the Company, or (2) subsequent to such a initial public offering, Goldman Group ceases to beneficially own and control, free and clear of all Liens, at least fifteen percent (15%) of the issued and outstanding shares of Common Stock of the Company, or (3) Company ceases to beneficially own and control all of the issued and outstanding capital stock of Borrower free and clear of all Liens other than Liens in favor of Agent for the ratable benefit of Agent and Lenders; or"

         3. Reaffirmation. In connection with the execution and delivery of this
            -------------
Agreement, each Loan Party, as debtor, grantor, mortgagor, pledgor, guarantor, assignor, or in other similar capacities in which such Loan Party grant liens or security interests in their properties or otherwise act as accommodation parties or guarantors, as the case may be, in any case under the Loan Documents, ratifies and reaffirms all of its respective payment and performance obligations, contingent or otherwise, under each of such Loan Documents to which it is a party and, to the extent such Loan Party granted liens on or security interests in any of its properties pursuant to any such Loan Documents as security for the "Obligations" under or with respect to the Credit Agreement, each hereby ratifies and reaffirms such grant of security and confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations resulting from the this Agreement, in each case as if each reference in such Loan Documents to the obligations secured thereby are construed to hereafter mean and refer to such Obligations under the Credit Agreement as amended hereby.

Each of the Loan Parties hereby consents to the terms and conditions of this Amendment. Each of the Loan Parties acknowledges receipt of a copy of this Agreement and the Credit Agreement and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and confirmed.

         4. Conditions. The effectiveness of the amendments and consents stated
            ----------
in the Agreement is subject to each of the following conditions precedent, concurrent or subsequent, as the case may be:

            (a) No Default. No Default or Event of Default under the Credit
                ----------
Agreement, as amended hereby, shall have occurred and be continuing;

            (b) Warranties and Representations. The warranties and
                ------------------------------
representations of the Borrower contained in this Agreement, the Credit Agreement, as amended hereby, and the other Loan Documents, shall be true and correct in all material respects as of the effective date hereof, with the same effect as though made on such date, except for those representations which relate only to a specific date, which are confirmed as of such date only;

            (c) Delivery of Third Amendment. The Borrower and the Company shall
                ---------------------------
have executed and delivered this Agreement, to Agent in counterparts sufficient to provide each Lender with one original, fully executed Amendment;

            (d) Intentionally Omitted;
                ---------------------

            (e) Use of Initial IPO Proceeds. The Company shall, promptly upon
                ---------------------------
receipt of the first $150,000,000 of the net cash proceeds from the IPO (or such lesser amount that is actually received by the Company), utilize such funds (as and when received) to purchase from Borrower Finance Acquired Assets and/or Originated Assets from the Media Portfolio, beginning with those loans and investments bearing the highest Rating (i.e. the least creditworthy or highest risk loans and investments). For avoidance of doubt and without limiting the generality of the foregoing, the Company shall first purchase and Borrower shall first sell such Media Portfolio loans and investments have Ratings of 10 and if no such loans or investments remain, those loans and investments bearing a Rating of 9, seriatim, until at least $150,000,000 of loans and investments (or such lesser amount that is actually received by the Company pursuant to the IPO) have been purchased by the Company from Borrower.

            (f) Other. Such other documents as Agent may reasonably require; and
                -----

            (g) Payment of Fees and Expenses. Payment by the Borrower of
                ----------------------------
expenses of Lender (including, without limitation reasonable attorneys' and legal assistants' fees) incurred in connection with the negotiation and documentation of this Agreement.

         5. Miscellaneous.
            -------------

            (a) Captions. Section captions used in this Agreement are for
                --------
convenience only, and shall not affect the construction of this Agreement.

            (b) Governing Law. This Agreement shall be a contract made under and
                -------------
governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            (c) Counterparts. This Agreement may be executed in any number of
                ------------
counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

            (d) Successors and Assigns. This Agreement shall be binding upon
                ----------------------
Borrower, Agent and Lenders and their respective successors and assigns, and shall inure to the sole benefit of Borrower, Agent and Lenders and their respective successors and assigns.

            (f) Continued Effectiveness. The Credit Agreement and each of the
                -----------------------
other Loan Documents remains in full force and effect and shall not be affected by this Agreement.

            (g) Fees and Expenses. Borrower agrees to pay to Agent and Lenders
                -----------------
upon demand all reasonable expenses, including reasonable attorneys' and legal assistants' fees (which attorneys and paralegals may be employees of Agent) incurred by Agent or Lenders in connection with the preparation, negotiation and execution of this Amendment and all documents related thereto and any document required to be furnished herewith.

            (h) Sale of Media Portfolio. The Borrower hereby irrevocably agrees
                -----------------------
to sell to the Company loans and investments from the Media Portfolio in accordance with the provisions of section 4(e) hereof.

            (i) Authorizations, Consents and Approvals. The Borrower hereby
                --------------------------------------
represents and warrants to Agent and Lenders that all approvals, consents and authorizations necessary or required in connection with this Agreement, the IPO, the conversion of the Company as aforesaid and the other transactions contemplated hereunder have been obtained or applied for or will be applied for in the normal course of business.

            (j) Consent to Public Filing. Lenders hereby consent to the filing
                ------------------------
of this Agreement with the Securities Exchange Commission in connection with the Company's IPO.


                    Balance of Page Intentionally Left Blank
                           - Signature Page Follows -

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         IN WITNESS WHEREOF, the parties hereto have caused this Consent and
Third Amendment to Credit Agreement to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

                                             MCG FINANCE CORPORATION, a
                                             Delaware corporation


                                             By: /s/ Bryan J. Mitchell
                                                -------------------------------
                                             Name Printed: Bryan J. Mitchell
                                                          ---------------------
                                             Title: Chief Executive Officer
                                                   ----------------------------



M CREDIT INC., f/k/a Transamerica          HELLER FINANCIAL, INC., as Agent and
Business Credit Corporation, as Lender     as Lender

                                           By: /s/ Jacquelene M. Hermie
By: /s/ DC Snyder                             ---------------------------------
   ------------------------------          Name Printed: Jacquelene M. Hermie
Name Printed: Dennis C. Snyder                           ---------------------
             --------------------          Title: Vice President
Title: S VP
      ---------------------------



FLEET CAPITAL CORPORATION,                 PNC BANK, N.A., as Lender
as Lender

By: /s/ Mark D. Newlun                     By:_____________________________
   ------------------------------
Name Printed: Mark D. Newlun               Name Printed: __________________
             --------------------
Title: S.V.P.                              Title:__________________________
      ---------------------------


THE NATIONAL BANK OF                       FOOTHILL CAPITAL CORPORATION,
CANADA, as Lender                          as Lender

By: /s/ William R. O'Connor                By: /s/ Juan Barrera
   ------------------------------             ---------------------------------
Name Printed: WILLIAM R. O'CONNOR          Name Printed: Juan Barrera
             --------------------                        ----------------------
Title: V.P. & MANAGER RICHMOND             Title: Assistant Vice President
      ---------------------------                ------------------------------

                                Consent And Third Amendment To Credit Agreement,
                                                   dated as of September 5, 2001

THE BANK OF NOVA SCOTIA, as
a Lender

By: A.S. Norsworthy
   --------------------------------------
Name Printed: A.S. NORSWORTHY
              ---------------------------
 Title: SR TEAM LEADER -- LOAN OPERATIONS
       ----------------------------------